EXHIBIT 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to us under the heading "Independent Accountants" in the Prospectus and the Statement of Additional Information constituting part of this Post-Effective Amendment No. 6 to the LKCM Funds registration statement on Form N- 1A.






Deloitte & Touch LLP
Milwaukee, Wisconsin
October 14, 1997